UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2025

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THE AES CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-12291	54-1163725
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard
Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 30, 2025, an arbitral tribunal (the “Tribunal”) of the International Centre for the Settlement of Investment Disputes (the “ICSID”) issued an arbitration award in The AES Corporation’s (“AES” or the “Company”) favor (the “Award”) in connection with a treaty arbitration initiated by AES against the Argentine Republic (“Argentina”) pursuant to the US-Argentina bilateral investment treaty (such treaty, the “BIT”).

In the Award, the Tribunal found that certain measures taken by Argentina, beginning in late 2001, breached the BIT. The Tribunal ordered Argentina to pay to AES approximately $733 million in damages, including an award of costs, as well as accrued interest. Such measures taken by Argentina that were the subject of the Award included, among other things, the (i) dismantling of the competitive, uniform remuneration system that had been in place when AES originally invested in Argentina, (ii) withholding of receivables owed to AES’ subsidiaries, and (iii) imposing a series of government-run investment programs requiring AES’ subsidiaries to reinvest those receivables into new power plants.

In accordance with ICSID procedures, the issuance of the Award triggers a 45-day period for either party to seek rectification or clarification before the Tribunal, as well as a 120-day period to seek annulment of the Award before a new panel of three arbitrators appointed by ICSID (the “Annulment Panel”). If Argentina makes an annulment application it would result in a stay of execution of the Award pending constitution of the Annulment Panel, after which the Annulment Panel would rule on whether to continue such stay and, if so, on what terms. The Company can provide no assurance as to whether Argentina will make an annulment application, or how an Annulment Panel would rule on any request to stay execution of the Award or the merits of any annulment application.

Relatedly, measures to enforce the Award through judicial means entail a process that is inherently unpredictable; as a result, the Company cannot provide any assurance as to the timing or success of such enforcement measures. The Company may attempt to settle this dispute with Argentina. However, the Company can provide no assurances regarding the likelihood, substance, or timing of any such settlement.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute the Company’s current expectations based on reasonable assumptions. Such forward-looking statements include, but are not limited to, the expected amount and timing of any proceeds AES may receive with respect to the Award, including with respect to any settlement agreement in connection with the Award. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in AES’ forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the SEC, including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: “Management’s Discussion & Analysis” in AES’ 2024 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Potential investors are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The AES CORPORATION

Dated: June 2, 2025	By:	/s/ Stephen Coughlin
		Name:	Stephen Coughlin
		Title:	Executive Vice President and Chief Financial Officer